UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report:
March 24, 2009

Frontier Financial Corporation
(Exact name of registrant as specified in its charter)

Washington	000-15540	91-1223535
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

332 S.W. Everett Mall Way
P.O. Box 2215
Everett, Washington	98204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (425) 514-0700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

FDIC Order

On March 20, 2009, Frontier Bank (“Bank”), a wholly-owned subsidiary of Frontier Financial Corporation, entered into a Stipulation and Consent to the Issuance of an Order to Cease and Desist (“Consent Agreement”) with the Federal Deposit Insurance Corporation (FDIC) and the Washington Department of Financial Institutions (DFI).

Under the terms of the Consent Agreement, the Bank has agreed to:

•	Have and retain a qualified management team.
•
Strengthen the Board of Director’s oversight including having the Board develop and implement a capital plan and a comprehensive policy for determining the adequacy of the allowance for loan and lease losses.

•	Increase and maintain its capital levels.
•	Reduce its risk exposure to assets classified as “substandard” or “doubtful.”
•	Refrain from extending any additional credit to borrower’s whose loans have been charged-off or are classified as “loss” and are uncollected.
•
Refrain from extending any additional credit to, or for the benefit of, any borrower who has a loan, or other extension of credit, classified in whole, or in part, as “doubtful” or “substandard” without collecting all past due interest.

•	Revise and implement lending and collection policies.
•	Revise its Concentration Policy which must limit and systematically reduce the number of commercial real estate and acquisition, development and construction loans.
•	Develop and adopt an overhead and profitability plan.
•	Revise and adopt a written liquidity and funds management policy and a liquidity and funds management policy to reduce the Bank’s reliance on non-core funding sources.
•	Refrain from paying dividends without prior written consent of the FDIC and DFI.
•	Notify shareholders of the Consent Agreement.
•	Provide quarterly progress reports to the FDIC and DFI.

All customer deposits remain fully insured to the fullest extent permissible by the FDIC.  The Bank expects to continue to serve its customers in all areas making loans, establishing lines of credit, accepting deposits and processing banking transactions.  The Bank has not admitted any wrongdoing in entering into the Consent Agreement.  The FDIC and DFI did not impose or recommend any monetary penalties.

The above description of the Order issued by the FDIC and DFI as well as the Consent Agreement is qualified in their entirety by these documents which are attached as Exhibits 10.1 and 10.2.

FRB Notice

The Federal Reserve Bank of San Francisco has also notified Frontier Financial Corporation (FFC) that it will be subject to an enforcement order from the Federal Reserve.  FFC is currently required to comply with notice and approval requirements established by the Federal Reserve Bank relating to the appointment of directors and senior executive officers as well as any change in the responsibilities of any current senior executive officer, and is prohibited from paying or agreeing to pay indemnification and severance payments except under certain circumstances, and with the prior approval of the Federal Reserve.    In addition, FFC is restricted from declaring any dividends, or making any distributions of interest or principal on trust preferred securities without the prior written approval of the Federal Reserve.

On March 24, 2009, FFC issued a press release regarding the Bank, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Order to Cease and Desist from the FDIC and DFI

10.2 Consent Agreement: Stipulation to Consent to the Issuance of an Order to Cease and Desist

99.1 Press Release issued by Frontier Financial Corporation dated March 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRONTIER FINANCIAL CORPORATION
(Registrant)

March 24, 2009	/s/ Patrick M. Fahey
(Date)	Patrick M. Fahey Chairman and CEO